UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 22, 2005
GSI GROUP INC.
(Exact name of registrant as specified in its charter)
New Brunswick, Canada

(State or other jurisdiction of incorporation)

000-25705	98-0110412

(Commission File Number)	(I.R.S. Employer Identification No.)
39 Manning Road, Billerica, Massachusetts 01821

(Address of principal executive offices, including zip code)
(978) 439-5511

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    REGULATION FD DISCLOSURE.
     On September 22, 2005, officers and management of GSI Group Inc. (“the Company”) will deliver to selected analysts a series of presentations that will include written communication (comprised of a slideshow) which will be disseminated and provided in both written and oral form to the participants. The content of the slideshow presentation consists of both information that has already been made available publicly, as well as additional information. Certain material information presented in the slideshow is described and furnished as Exhibit 99.1 to this Report on Form 8-K pursuant to Regulation FD and incorporated herein by reference.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

Not required.

(b)	Pro Forma Financial Information.

Not required.

(c)	Exhibits.

99.1 Selected Slides from Presentation (written communication comprised of a certain slides to be shown during a series of analysts presentations beginning on September 22, 2005, and furnished pursuant to Item 7.01 of this
Report on Form 8-K). A complete copy of the presentation is available from the Company upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI GROUP INC. (Registrant)
Date: September 22, 2005	By:	/s/ Thomas R. Swain
Thomas R. Swain
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Selected Slides from Presentation (written communication comprised of a certain slides to be shown during a series of analysts presentations beginning on September 22, 2005, and furnished pursuant to Item 7.01 of this Report on Form 8-K). A complete copy of the presentation is available from the Company upon request.